Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 23, 2023, with respect to the consolidated financial statements of PepGen Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Phoenix, Arizona

March 23, 2023